PEDEVCO Corp S-4

Exhibit 5.1

October 13, 2020

PEDEVCO Corp.

575 N. Dairy Ashford Energy Center II, Suite 210

Houston, Texas 77079

Ladies and Gentlemen:

We have acted as counsel to PEDEVCO Corp., a Texas corporation (the “Company”), in connection with the Registration Statement on Form S-4, to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), and the offer to exchange forming part of the Registration Statement (the “Exchange Offer Prospectus”), which registers shares of Company common stock, $0.001 par value per share (the “Common Stock”) to be issued in connection with an offer to exchange (the “Offer”) all of the issued and outstanding common units of beneficial interest (“Trust Common Units”) of SandRidge Permian Trust (the “Trust”) for shares of Common Stock, and a second-step merger of SRPT Acquisition, LLC, a Texas limited liability company and a wholly owned subsidiary of the Company (“Purchaser”) and the Trust following the completion of the Offer (the “Second-Step Merger”). The Offer is being made by the Purchaser.

In connection with the opinions hereinafter expressed, we have examined, among other things: (i) the Certificate of Formation of the Company, as amended, (ii) the Certificate of Formation of the Purchaser, (iii) the Amended and Restated Bylaws of the Company, (iv) the Limited Liability Company Agreement of the Purchaser, (v) the Registration Statement and the Exchange Offer Prospectus, (vi) originals, or copies certified or otherwise identified, of the records and minute books of the Company and Purchaser, as furnished to us by the Company and Purchaser, (vii) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company and Purchaser, and (viii) such other documents and questions of law as we have deemed necessary or appropriate for purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate and other documents, records and other documents and writings, we relied upon certificates and other communications of officers of the Company and Purchaser, without further investigation as to the facts set forth therein. In conducting our examination, we have assumed that each document submitted to us for review is accurate and complete and the information therein is true and correct, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, all signatures on each such document are genuine, and the legal capacity of all natural persons.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the shares of Common Stock to be issued by the Company in the Offer and Second-Step Merger in the manner contemplated by the terms and subject to the conditions of the Registration Statement and the Exchange Offer Prospectus, are duly authorized and, when the Registration Statement has been declared effective by order of the Commission and such shares of Common Stock have been issued in the manner contemplated by and upon the terms and subject to the conditions set forth in the Registration Statement and the Exchange Offer Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.

PEDEVCO Corp.

October 13, 2020

We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions of the federal Laws of the United States and the State of Texas.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Offer to Exchange forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Jones Walker LLP